AMENDMENT NO. 9
TO
SHAREHOLDER MAINTENANCE AGREEMENT

The Shareholder Maintenance Agreement between The AAL Mutual Funds and AAL Capital Management Corporation, as amended, effective April 1, 1995, is hereby amended, July 17, 2001, as follows:

  Schedule A, attached to the Shareholder Maintenance Agreement, is amended to add the AAL Small Cap Value Fund.

IN WITNESS WHEREOF the parties have caused this Amendment to be signed by their respective officers effective July 17, 2001.

ATTEST:                                       THE AAL MUTUAL FUNDS

By: /s/Frederick D. Kelsven                 By: /s/Robert G. Same
    --------------------------                  ----------------------------
    Frederick D. Kelsven                        Robert G. Same

ATTEST:                                       AAL CAPITAL MANAGEMENT CORPORATION

By: /s/Frederick D. Kelsven                 By: /s/Robert G. Same
    --------------------------                  ----------------------------
    Frederick D. Kelsven                        Robert G. Same

EXHIBIT A
TO
THE SHAREHOLDER MAINTAINENCE AGREEMENT
(EFFECTIVE JULY 17, 2001)

  The AAL Capital Growth Fund

  The AAL Bond Fund

  The AAL Municipal Bond Fund

  The AAL Money Market Fund

  The AAL U.S Government Zero Coupon Target Fund, Series 2001

  The AAL U.S Government Zero Coupon Target Fund, Series 2006

  The AAL Mid Cap Stock Fund (f/k/a The AAL Smaller Company Stock Fund)

  The AAL Equity Income Fund (f/k/a The AAL Utilities Fund)

  The AAL International Fund

  The AAL Small Cap Stock Fund

  The AAL High Yield Bond Fund

  The AAL Balanced Fund

  The AAL Large Company Index Fund

  The AAL Mid Cap Index Fund

  The AAL Bond Index Fund

  The AAL Large Company Index Fund II

  The AAL Mid Cap Index Fund II

  The AAL Small Cap Index Fund II

  The AAL Aggressive Growth Fund

  The AAL Technology Stock Fund

  The AAL Small Cap Value Fund